                                                                      EXHIBIT C

                                     WARRANT

                             KLEENAIR SYSTEMS, INC.

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED, NOR REGISTERED OR QUALIFIED UNDER THE SECURITIES LAW OF ANY STATE; THIS WARRANT MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN CONTRAVENTION OF APPLICABLE FEDERAL OR STATE LAWS.

500,000 SHARES COMMON STOCK                                    JANUARY 31, 2000

THIS CERTIFIES THAT, for value received, EcoLogic, LLC ("Warrant Holder"), or registered assigns, has the right to purchase from KleenAir Systems, Inc. ("Company"), prior to January 31, 2002, up to the number of shares of the Common Stock of the Company set forth above ("Shares") at a price (the "Warrant Price") equal to the greater of (i) $2.00 per share and (ii) 50% of the average share bid price over the thirty (30) day period preceding the date of exercise as indicated by O.T.C. B.B. quotations.

The rights represented by this Warrant may be exercised at any time by delivering to the President of the Company at the Company's principal executive office: (1) an Election to Purchase in the form appended hereto as Exhibit "A";
(2) this Warrant; and (3) payment for the Shares.

This Warrant shall not entitle the Warrant Holder to any voting rights, registration rights, pre-emptive rights or rights as a stockholder of the Company. Any amendment to this Warrant shall be in writing executed by the Company and the Warrant Holder. In the event of any stock split, stock dividend, recapitalization or other reorganization by the Company, or issuance of any shares of Company stock to other persons (except as provided below), this Warrant shall apply with respect to the same number of shares of common stock of the Company into which the number of Shares covered by this Warrant would be converted or otherwise entitled if such shares were outstanding prior to such event, so that Warrant Holder shall be entitled to purchase the same percentage of the common stock of the Company as of the date hereof, and the exercise price per Share outstanding after such event shall be such that the aggregate purchase price for all of the shares then covered by this Warrant shall be the same as prior to such event. Notwithstanding the foregoing, the Company shall be permitted to (i) complete a transaction involving the exchange of up to 450,000 unrestricted shares of common stock for the same number of shares of restricted stock and for warrants for the same number of shares of restricted stock at a strike price of $1.25 per share, and (ii) any other sale by the Company of shares of common stock for a price of at least $3.00 per share (adjusted for dilution or splits) cash paid at conveyance (but not less than the reasonable value of such shares) in a bona fide arms' length sale.

In the event the Company undertakes a registration of any shares in the Company, the Company shall include in such registration the Shares.

This Warrant shall be governed by and construed in accordance with the laws of the State of California. Any controversy or claim arising under, out of or in connection with this Warrant, including without limitation claims arising under Federal and State securities laws and applicable common law, shall be settled by arbitration conducted in Los Angeles, California, in accordance with the commercial rules of the American Arbitration Association then in effect.

IN WITNESS WHEREOF, KleenAir Systems, Inc. has caused this Warrant to be signed by its duly authorized officer as of the date above.

                                         KLEENAIR SYSTEMS, INC.

                                         By /s/ Lionel Simons
                                            ------------------------
                                            Lionel Simons, President

                             EXHIBIT "A" to WARRANT

                              ELECTION TO PURCHASE

                             KLEENAIR SYSTEMS, INC.



The undersigned ("Warrant Holder") hereby elects to purchase ___________________ shares ("Shares") of Common Stock of KleenAir Systems, Inc., a Nevada corporation (the "Company") pursuant to the Warrant Holder's right to purchase set forth in that certain Warrant dated January 31, 2000.

Warrant Holder makes the following representations and covenants:


1. Warrant Holder has had an opportunity to make inquiries to the Company about investment in the Shares, and Warrant Holder has no unanswered questions.

2. Warrant Holder is aware of the Company's business, prospects and financial condition, and has acquired sufficient information about the Company to reach an informed decision to acquire the Shares.

3.   Warrant Holder is able to evaluate the merits and risks of the investment.

4. Warrant Holder recognizes that investment in the Shares involves special and substantial risks of loss, and may result in the loss of all of Warrant Holder's investment.

5. Warrant Holder has the basic means to provide for Warrant Holder's current needs and personal contingencies, separate from the amount invested in the Shares; and has the ability to bear the economic risks of this investment, including the complete loss of the investment.

6.   Warrant Holder has no need for liquidity in this investment.

7. Warrant Holder is acquiring the Shares for investment for Warrant Holder's own account and not with a view to, or for resale in connection with, any distribution, and not otherwise with any present intention of selling, transferring or otherwise distributing the Shares.

8. Warrant Holder understands that the Shares have not been registered under the Securities Act of 1933 ("1933 Act") by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the 1933 Act pursuant to Section 4(2) of the 1933 Act. Warrant Holder understands that Rule 144 promulgated under the 1933 Act is not presently available and may not in the future be available with respect to the Shares.

       (a) Warrant Holder understands that the Shares have not been qualified or registered under any state securities law ("State Securities Law") by reason of applicable exemptions thereunder.

ELECTION TO PURCHASE
KLEENAIR SYSTEMS, INC.
                                                                        Page 2

       (b) Warrant Holder understands that the applicability of the exemptions under the 1933 Act and State Securities Laws depends upon, among other things, the bona fide nature of Warrant Holder's intent to acquire the Shares for investment and not with a view to their resale or distribution.

       (c) Warrant Holder understands that Warrant Holder must hold the Shares indefinitely, that Warrant Holder may not dispose of the Shares unless registered under the 1933 Act and registered or qualified under applicable State Securities Laws, or there are exemptions from registration and qualification.

       (d) Warrant Holder further understands that Warrant Holder cannot be assured that any exemption from the registration or qualification requirements will be available if Warrant Holder should desire to sell or transfer the Shares, and therefore that Warrant Holder may not be able to sell or otherwise transfer the Shares under the circumstances, in the amount, or at the time that Warrant Holder may desire.

9. Warrant Holder understands that certificates evidencing the Shares will be imprinted with such legend or legends as in the opinion of legal counsel for the Company are required by state and federal law, including a legend which prohibits the transfer of the Shares unless the Shares are registered or such registration is not required, substantially as follows:

       THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS (1) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, OR (2) THE TRANSFER IS MADE IN COMPLIANCE WITH SECURITIES AND EXCHANGE COMMISSION RULE 144, OR (3) THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

10. Warrant Holder acknowledges and agrees that the Company has not granted to Warrant Holder any registration rights in respect to the Shares (except as expressly provided in the Warrant), nor any pre-emptive or other rights to subscribe to additional shares of any class of the Company's stock.

11. Warrant Holder acknowledges that Warrant Holder has been advised to consult with Warrant Holder's own legal counsel regarding the execution and delivery of this Election to Purchase, that Warrant Holder has received no advice or explanation concerning the meaning or effect of this Election to Purchase from the Company, its agents or its legal counsel, and that Warrant Holder has ELECTION

TO PURCHASE
KLEENAIR SYSTEMS, INC.
                                                                        Page 3

consulted with Warrant Holder's own legal counsel to the extent that Warrant holder has deemed necessary.

12. This Election to Purchase shall be governed by and construed in accordance with the laws of the State of California. Any controversy or claim arising under, out of or in connection with this Election to Purchase, including without limitation claims arising under the Federal and State securities laws and applicable common law, shall be settled by arbitration conducted in Los Angeles, California, in accordance with the commercial rules of the American Arbitration Association then in effect.



Dated: _______________________________       ___________________________________
                                             Signature of Warrant Holder

-------------------------------------        -----------------------------------
Tax Identification Number                    Printed Name

-------------------------------------        -----------------------------------
Street                                       City           State           ZIP


--------------------------------------------------------------------------------
          (Print exact name in which the Shares should be issued.)